UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2009

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 14, 2009, a civil action was filed against three subsidiaries of YTB International, Inc. (the “Company”) and certain executive officers of the Company in the Superior Court of Illinois, Champaign County, by the Illinois Attorney General. The complaint alleges that the defendants violated Illinois’ unfair competition and advertising laws. The Company believes it has operated in full compliance with Illinois law and intends to vigorously defend the case.

The Company believes it has meritorious defenses to the claims, intends to advocate its position aggressively, and believes it will ultimately prevail in the case.

Scott Tomer, CEO of the Company, stated “We are disappointed that the Illinois Attorney General has decided to take this action.   The Company will vigorously defend this matter and we look forward to having the courts decide the merits of our case.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: May 18, 2009	By:	/s/ John D. Clagg
Name: John D. Clagg Title: Chief Financial Officer